SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): Februray 19, 2002


                                 BE INCORPORATED
               (Exact name of registrant as specified in charter)

            DELAWARE              000-26387               94-3123667
  (State or other Jurisdiction  (Commission            (IRS Employer
        of incorporation)         File Number)        Identification No.)


                             655 WEST EVELYN STREET
                         MOUNTAIN VIEW, CALIFORNIA 94041
                    (Address of principal executive offices)

                                 (650) 965-4842
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     On February 19, 2002, Be Incorporated, a Delaware corporation (the "Company") announced that it had filed suit against Microsoft Corporation
("Microsoft") for the destruction of Be's business resulting from the anticompetitive business practices of Microsoft. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

     On March 4, 2002, the Company announced that on March 15, 2002, it plans to file a certificate of dissolution with the Delaware Secretary of State in accordance with the plan of dissolution approved by stockholders on November 12, 2001. The Company also announced that it would voluntarily delist from the Nasdaq National Market (the "Nasdaq") effective March 15, 2002 and that its shares will no longer be traded on the Nasdaq beginning the next trading day following the filing of the certificate of dissolution. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.  Not applicable.

         (b)      Pro forma financial information.  Not applicable.

         (c)      Exhibits.

Exhibit Number    Description
--------------   -------------

     99.1 Press Release titled "Be Incorporated Files Suit Against Microsoft for Violations of Antitrust Laws" dated February 19, 2002.

     99.2 Press  Release  titled  "Be   Incorporated  to  File   Certificate  of
          Dissolution and Voluntarily Delist From Nasdaq National Market on March 15, 2002" dated March 4, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: March 6, 2002
                                       BE INCORPORATED
                                       By: /s/ Daniel S. Johnston
                                       Daniel S. Johnston, President

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------   -------------

     99.1 Press Release titled "Be Incorporated Files Suit Against Microsoft for Violations of Antitrust Laws" dated February 19, 2002.

     99.2 Press  Release  titled  "Be   Incorporated  to  File   Certificate  of
          Dissolution and Voluntarily Delist From Nasdaq National Market on March 15, 2002" dated March 4, 2002.